SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 10, 2011
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 10, 2011, the Board of Directors of EnPro Industries, Inc. (the “Company”) designated Donald G. Pomeroy II as principal accounting officer of the Company and also appointed Mr. Pomeroy as Vice President and Controller of the Company. Between February 2010 and February 2011, Mr. Pomeroy served as Vice President and Chief Financial Officer of Garlock Sealing Technologies LLC, an indirect subsidiary of the Company. Mr. Pomeroy served as Vice President with responsibility for pricing strategies on the Company’s Continuous Improvement Team from November 2008 to February 2010. Mr. Pomeroy served as the Company’s Vice President, Controller and principal accounting officer between September 2007 and November 2008 after previously serving in this capacity from May 2002 to August 2004. Mr. Pomeroy served as the Vice President, Finance and Information Technology for Garlock from August 2004 until August 2007. He was previously Vice President, Finance and Information Technology at Stemco and Controller — International Operations at Garlock. Prior to joining Garlock, Mr. Pomeroy was with Coopers & Lybrand LLP.
Item 8.01 Other Events
     On February 14, 2011, the Company issued a press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     On February 15, 2011, the Company issued a press release, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     Exhibit 99.1 — Press Release dated February 14, 2011.
     Exhibit 99.2 — Press Release dated February 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 15, 2011

ENPRO INDUSTRIES, INC.
By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated February 14, 2011

99.2	Press Release dated February 15, 2011